Exhibit 10.8

*Certain confidential portions of this exhibit have been omitted and replaced with “[***]” pursuant to Regulation S-K, Item 601(b)(10). Such identified information has been excluded from this exhibit because it is (i) not material, and (ii) the type of information that the registrant treats as private and confidential.

2025 Sales Incentive Compensation Plan

Plan Summary

Sam Alkharrat

Title	Annual Target Incentive (Local Currency)	Annual Target Incentive (USD)
EVP Chief Revenue Officer	450,000.00 USD	450,000.00 USD
Prorated Target Incentives (USD)	Direct Manager
450,000.00 USD	Stephen Holdridge

Plan Objective

The purpose of a Sales Incentive Plan is to reward participants for delivering high-margin SaaS revenue through relationships with new clients and expanding relationships with our existing customers, while striving to exceed both Dayforce and personal goals and objectives.

Quota

Quota is set by sales management based on account and territory assignment, segment and market assignment, and business objectives. Quota will retire based on the Closed Won and booked value of Salesforce Opportunities that are credited to the employee. Attainment of Quota will occur at the time of sale (unless otherwise stated), but will be reduced by Quota elements that cancel in the current year or are otherwise not "earned" as defined by the Global Sales Policy. The currency used to calculate quota attainment and commissions is based in USD at the current Dayforce budget rate, not the currency in which the deal was sold. Payment is converted to local currency based on a static foreign exchange rate that is set and published in the Sales Incentive Plan below. Quota attainment will influence the commission rate and potential accelerator(s), if eligible. Quota may be prorated pending an employee's start date in the eligible role or otherwise when the employee is Active. Please refer to the Global Sales Policy for more information related to quota crediting and rules of engagement.

Period	Global Sales PEPM ACV(USD)
YEAR-2025	[***]
QTR-1-2025	[***]
JAN-2025	[***]
FEB-2025	[***]
MAR-2025	[***]
QTR-2-2025	[***]
APR-2025	[***]
MAY-2025	[***]
JUN-2025	[***]
QTR-3-2025	[***]
JUL-2025	[***]
AUG-2025	[***]
SEP-2025	[***]

QTR-4-2025	[***]
OCT-2025	[***]
NOV-2025	[***]
DEC-2025	[***]

Incentive Compensation Plan Components

Global Sales PEPM ACV Attainment Component (100%) Payout Frequency:

Annual after Board approval

Quota Criteria:

Total company Sales PEPM ACV Attainment.

Payout Determinations:

The employee will receive the incentive rates shown below for each full dollar booked of Annual Quota based on quota achievement during the year. The Quota Attainment Incentive Rate Multiplier is determined based on the cumulative annual attainment achieved within each Quota Attainment Range and will be paid at the Effective Incentive Rate as detailed in the chart below.

Quota Attainment %	Quota Attainment $	Rate Multiplier	Rate/Payout
<88%	<$[***]M	0	$0
88% Threshold	$[***]M	1	$[***]
88.01% - 100%	$[***]M - $[***]M	1	[***]%
100.01% - 105%	$[***]M - $[***]M	1.25	[***]%
105.01% - 110%	$[***]M - $[***]M	1.5	[***]%
110.01%+	$[***]M+	2	[***]%

Note:

All quotas and Target Incentives are in USD and will be converted to local currency for commission payment. Business deals closed prior to 2025, Incentive will be paid in accordance with the provisions of the 2024 Global Sales Policy, 2024 Terms and Conditions and your 2024 SIP. Spiffs are not included as part of the Sales Incentive Plan AND rather ARE SEPARATE incentivized plans which may be offered/ amended/retracted in Dayforce’s sole discretion. The actual Incentive payout is subject to the Global Sales Policy, your individual SIP and the applicable Terms and Conditions and will be communicated via an Incentive Plan Statement.